SETTLEMENT, RELEASE AND SEPARATION AGREEMENT
                  --------------------------------------------


         THIS SETTLEMENT, RELEASE AND SEPARATION AGREEMENT (the "Agreement"), made this 18th day of October, 1999, (the "Date of this Agreement") by and among VDC COMMUNICATIONS, INC. (the "Company"), a Delaware corporation and ROBERT E. WARNER (the "Employee"), an adult individual presently residing within the State of Colorado (the Company and the Employee are collectively referred to as the "Parties").

                                    RECITALS:
                                    ---------

         WHEREAS, the Parties wish to come to an agreement regarding certain employment issues and related matters.

         NOW, THEREFORE, for and in consideration of the mutual premises, covenants, and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereunder, agree as follows:

         1. Certain Payments. The Company shall pay to the Employee, during the Company's normal pay cycles, severance pay, based upon the Employee's salary as of the Termination Date, from the Termination Date (as defined below) through November 15, 1999, twenty-five (25) percent of which is being paid to induce the Employee to release any claims he may have under the Age Discrimination in Employment Act (ADEA). The Employee acknowledges that, but for the execution of this Agreement, the Company is not otherwise required to pay this amount to the Employee.

         2. Certain Benefits. As of the Termination Date, the Employee shall cease to be eligible to participate under any stock option, bonus, incentive compensation, commission, medical, and other compensation or benefit plans of the Company and VDC Telecommunications, Inc. ("VDC"). After the Termination Date, the Employee shall have no rights under any of those plans, except as follows:

                  2.1 The Company shall continue the Employee's medical benefits through the month of October 1999 and shall pay 1/2 of the monthly premium payment for the Employee's current Kaiser Permanente medical insurance for the month of November 1999. Thereafter, neither the Company nor the VDC entities shall have any further obligation to pay for medical benefits for the Employee or his family. The Employee acknowledges that, but for the execution of this Agreement, the Company is not otherwise required to continue the Employee's medical benefits through the month of October 1999 or pay 1/2 of the monthly premium payment for the Employee's current Kaiser Permanente medical insurance for the month of November 1999.

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                  2.2 The  following  Section  addresses  the  treatment  of the
Company stock options and VDC Corporation Ltd. ("VDC Bermuda") stock options granted to the Employee pursuant to an Option to Purchase Common Shares of VDC Corporation Ltd. dated April 1, 1998 by and between the Employee and VDC Bermuda (the "April Option Agreement") representing options to purchase 5,000 shares of VDC Bermuda (the "April Options"), an Option to Purchase Common Shares of VDC Corporation Ltd. dated September 2, 1998 by and between the Employee and VDC Bermuda (the "September Option Agreement") representing options to purchase 2,500 shares of VDC Bermuda (the "September Options") and a VDC Communications Incentive Stock Option Agreement dated December 8, 1998 by and between the Employee and the Company (the "December Option Agreement") representing options to purchase 42,500 shares of Company common stock (the "December Options").

                           (a) Upon  executing  this  Agreement,  the   Employee
shall deliver to the Company at its offices in Greenwich, Connecticut the original April Option Agreement, the original September Option Agreement, and the original December Option Agreement. The original April Option Agreement, the original September Option Agreement, and the original December Option Agreement shall be superseded and rendered null and void by the Amended Agreement (as defined below).

                           (b) Within  thirty (30)  calendar  days after date on
which this Agreement is completely executed (the "Execution Date") and provided that the Employee has returned to the Company the original April Option Agreement, the original September Option Agreement, and the original December Option Agreement, the Employee shall receive from the Company, and shall promptly execute and return to the Company, an amended option agreement (the "Amended Agreement") with the following terms:

                                    (1)     options to  purchase  25,000  shares
of Company common stock shall be vested as of thirty (30) calendar days after the Execution Date (the "Vested Options");

                                    (2)     options to  purchase  25,000  shares
of Company common stock shall vest one (1) year from the Execution Date if, in the sole discretion of the Company's Board of Directors, the Employee has complied with the terms of this Agreement (the "Additional Options");

                                    (3)     if  in  the sole  discretion  of the
Company's Board of Directors the Employee does not comply with the terms of this Agreement at any time during the one year following the Execution Date, then the Additional Options shall be forfeited and shall otherwise be null, void, and unenforceable;

                                    (4)     the  Vested  Options  shall   expire
three years from the Termination Date; the Additional Options shall expire three years from the Termination Date unless earlier terminated in accordance with provisions above;

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                                    (5)     the Employee  shall not exercise the
Vested Options or the Additional Options until the Company has filed a Registration Statement on Form S-8 with the Securities and Exchange Commission for its 1998 Stock Incentive Plan, as amended, and said Registration Statement is effective;

                                    (6)     the per share exercise price for the
shares subject to the option represented by the Amended Agreement shall be $1.25 per share; and

                                    (7)     other standard provisions.

The Employee acknowledges that, but for the execution of this Agreement, the Employee would not be entitled to the Amended Agreement or the stock options represented thereby.

                           (c)      The   Amended   Agreement  and  the  options
represented thereby shall be issued in accordance with the Company's 1998 Stock Incentive Plan, as amended. The Employee hereby consents to and approves the amendment to the Company's 1998 Stock Incentive Plan and will promptly execute any additional documents provided to the Employee by the Company to further signify his approval of such amendment. The Employee represents and warrants to the Company that the Company provided the Employee with a copy of the Company's 1998 Stock Incentive Plan, as amended, prior to his execution of this Agreement and that he read, understood, and had an opportunity to ask questions about such plan.

         3.  No  Reimbursement  of  Business  Expenses.   The  Employee  has  no
out-of-pocket business expenses that have not been reimbursed.

         4.       Resignation and Termination of Services.

                  4.1 Employee's employment with the Company and its affiliates (including VDC) ended forever on October 11, 1999 (the "Termination Date").

                  4.2 Employee  hereby  voluntarily  resigns from and surrenders any and all positions he currently holds, or has held, with the VDC Entities (as defined below). In that regard, the Employee shall immediately execute such letters of resignation as are provided to him by the VDC Entities. For purposes of this Agreement, "VDC Entities" shall mean any one or more of the following: the Company, VDC, Masatepe Communications, U.S.A., L.L.C., Sky King Communications, Inc., Voice & Data Communications (Hong Kong) Limited, WorldConnectTelecom.com, Inc., Voice & Data Communications (Latin America), Inc., and all of the foregoing's successors, predecessors and assigns.

                  4.3 The Employment Agreement by and between VDC Bermuda and the Employee dated March 15, 1998, as amended, is hereby terminated.

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         5. Surrender of Rights to Securities  and  Registration  Rights.  Other
than as provided for in this Agreement, Employee for himself and his heirs, assigns, executors and administrators hereby surrenders and forfeits any and all rights to or interests in the stock, options, warrants, notes, debentures, any other security of any form or type of, and any type of payment from, the VDC Entities. The Registration Rights Agreements by and between the Employee and VDC
Bermuda   dated  April  1,  1998  and  September  2,  1998   (collectively   the
"Registration Rights Agreements") are hereby terminated. Upon executing this Agreement, the Employee shall deliver to the Company at its offices in Greenwich, Connecticut the Registration Rights Agreements.

         6.       Confidentiality and Nonsolicitation.

                  6.1 Employee shall not disclose Confidential Information of or about the VDC Entities to any other person, entity, corporation, trust, association or partnership. For the purposes of this Agreement, the term "Confidential Information" shall include, without limitation, information obtained while Employee was employed by the VDC Entities as an officer or in any other capacity, relating to the VDC Entities' financial condition, systems, know-how, designs, formulas, processes, devices, intellectual property (pending or otherwise), inventions, research and development, projects, technologies, communications with third parties such as governmental agencies, customers, suppliers, or vendors, methods of doing business, agreements with customers, suppliers, or vendors or other aspects of the VDC Entities' business which information is generally not available outside of the VDC Entities.

                  6.2 Employee shall not solicit for employment, directly or indirectly, any person who is, or within one (1) year prior to the Execution Date was, an officer, director, manager, employee, or consultant of the VDC Entities.

         7. Taxes. The Employee shall be solely responsible for paying any taxes on amounts he receives pursuant to this Agreement. The Employee agrees that the Company is to withhold all taxes it determines it is legally required to withhold. The Employee shall indemnify the Company for all expenses, penalties, or interest charges it incurs as a result of not paying payroll taxes on, or withholding taxes from, amounts paid under this Agreement. The Employee shall not make any claim against the Company or any other person or entity based on how the Company reports amounts paid under this Agreement to tax authorities or if an adverse determination is made as to the tax treatment of any amounts payable under this Agreement. In addition, the Employee understands and agrees that the Company has no duty to try to prevent such an adverse determination.

         8.       Release by Employee.

                  8.1 Except for the Company's obligations set forth in this Agreement and the limitation in Section 8.7, the Employee and his spouse, assigns, heirs, executors, administrators, and representatives (collectively the "Releasors") for and in consideration of the undertakings set forth in this

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Agreement  and  intending to be legally  bound,  do hereby  REMISE,  RELEASE AND
FOREVER DISCHARGE the Company and its subsidiaries, affiliates, predecessors, successors, assigns, and all of its present and former managers, members,
officers,   directors,   shareholders,   employees,   agents,   representatives,
attorneys, insurers, and all of the foregoing's present and former officers, directors, partners, principals, employees, members, managers, shareholders, trustees, attorneys, insurers, agents, representatives, and their respective spouses, successors, heirs, executors, estates, administrators, representatives, attorneys and agents (collectively the "VDC Released Parties"), from and against all claims, causes of action, demands, or suits of any kind, known or unknown which the Releasors ever had, now have, or hereafter may have by reason of any matter, cause or thing whatsoever from the beginning of the world through the Date of this Agreement.

                  8.2 The Employee explicitly understands, acknowledges and agrees that by virtue of executing this Agreement he is releasing claims that might arise under many different laws (including statutes, regulations, other administrative guidance, and common law doctrines) such as the following:

                           (a) Anti-discrimination  statutes,  such  as  the Age
Discrimination in Employment Act and Executive Order 11,141, which prohibit age discrimination in employment, Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1966, and Executive Order 11,246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; and any other federal, state, or local laws prohibiting employment discrimination.

                           (b) Federal employment statues, such as the WARN Act,
which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects employee benefits; the Fair Labor Standards Act of 1938, which regulates wage and hour matters; the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; and any other federal laws relating to employment, such as veterans' reemployment rights laws; and

                           (c) Other laws, such as any federal,  state, or local
laws providing workers' compensation benefits, restricting an employer's right to terminate employees, or otherwise regulating employment; and federal, state, or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; any other federal, state, or local laws providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims.

                  8.3 The Employee explicitly understands, acknowledges and agrees that examples of claims he is releasing include, but are not limited to:
(i) claims that in any way relate to his employment with the Company or VDC, or

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the termination of that employment,  such as claims for  compensation,  bonuses, commissions, lost wages, or unused accrued vacation or sick pay; (ii) claims that in any way relate to the design or administration of any employee benefit program; (iii) claims that he has irrevocable or vested rights to severance or similar benefits or to post-employment health or group insurance benefits; or
(iv) any claims to attorneys' fees or other indemnities.

                  8.4 The Employee explicitly understands, acknowledges and agrees that he is releasing claims that he may not know about. The Employee explicitly understands, acknowledges and agrees that this is his knowing and voluntary intent, even though he recognizes that someday he might learn that some or all of the facts he currently believes to be true are untrue and even though he might then regret having signed this Agreement. Nevertheless, the Employee explicitly understands, acknowledges and agrees that he is assuming that risk and further agrees that this Agreement shall remain effective in all respects in any such case. The Employee expressly waives all rights he might have under any law that is intended to protect the Employee from waiving unknown claims. The Employee understands the significance of doing so.

                  8.5 Employee further agrees and covenants that neither he, nor any person, organization or other entity on his behalf, will file, charge, claim, sue or cause or permit to be filed, charged or claimed any action for legal or equitable relief (including damages, injunctive, declaratory, monetary or other relief) involving any matter within the scope of the release set forth in Section 8. Employee agrees that he will not provide any assistance or advisory services efforts (unless required by law or compelled by legal process) to any third parties in connection with any disputes, claims or legal proceedings between such third parties and the VDC Entities.

                  8.6. This Agreement does not prevent the Employee from filing a charge of discrimination with the Equal Employment Opportunity Commission, although by signing this Agreement the Employee waives his right to recover any damages or other relief in any claim or suit brought by or through the Equal Employment Opportunity Commission or any other state or local agency on his behalf under any federal or state discrimination law, except where prohibited by law. Employee agrees to release and discharge the VDC Released Parties not only from any and all claims which he could make on his own behalf but also specifically waives any right to become, and promises not to become, a member of any class in any proceeding or case in which a claim or claims against the VDC Released Parties may arise, in whole or in part, from any event which occurred as of the Date of this Agreement.

                  8.7 By executing this Agreement, the Employee is not waiving his right to: (a) indemnification on the terms set forth in the Company's Certificate of Incorporation, as amended; or (b) coverage on the terms set forth in the Company's Directors and Officers Insurance Policy.

         9.       Release by Company.

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                  9.1  Except  for  Employee's  obligations  set  forth  in this
Agreement and the  limitation  in Section 9.3, the Company and its  subsidiaries
and  affiliates  (the  "VDC  Releasors"),   for  and  in  consideration  of  the
undertakings set forth in this Agreement, and intending to be legally bound, do hereby REMISE, RELEASE AND FOREVER DISCHARGE the Employee and his heirs, executors and administrators, of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law, in equity or otherwise, which the VDC Releasors ever had, now have, or hereafter may have, or which their successors or assigns hereafter may have by reason of any matter, cause or thing whatsoever from the beginning of the world to the Date of this Agreement.

                  9.2 Except as set forth in Section 9.3 and subject to Employee fulfilling his obligations as set forth in this Agreement, the VDC Releasors also agree that they will not file any claim for legal or equitable relief against Employee for any matter within the scope of the release set forth in
Section 9.1. The Company agrees that it will provide no assistance or advisory services (unless required by law or compelled by legal process), to any third parties in connection with any disputes between such third parties and Employee. Nothing contained herein shall restrict the Company's or its affiliates' ability to cooperate in any manner they deem appropriate with any law enforcement agency inquiry, investigation or prosecution.

                  9.3 The VDC Releasors, and each one of them, reserve their right to assert claims for contribution or indemnification in the event of an action asserted by a third party against the VDC Releasors, or any one of them.

         10.      Certain Additional Covenants.

                  10.1 Employee agrees that he shall not make or publish, or assist anyone else to make or publish, any negative, critical, disparaging, slanderous, or libelous statements about the VDC Entities or any of their respective officers, directors, agents, employees, or representatives, and (unless and then only to the extent required by law), shall not disclose the terms and provisions of the Agreement to any third party without the Company's written consent.

                  10.2 The Company agrees that neither it nor its officers, directors, agents, employees, or representatives shall make or publish any negative, critical, disparaging, slanderous, or libelous statements about Employee.

                  10.3 At any time and from time to time, each Party agrees, without further consideration, to take such actions and to execute and deliver such documents as are necessary or reasonable to effectuate the terms, conditions, and purposes of this Agreement.

                  10.4 The Employee shall not incur any expenses, obligations, or liabilities on behalf of the VDC Entities.

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                  10.5 The Employee  shall,  as requested by the Company or VDC,
fully   cooperate  in   effecting  a  smooth   transition   of  the   Employee's
responsibilities to others. To accomplish this, the Employee shall be available to the Company or VDC for a maximum of six (6) hours during the six (6) months following the Execution Date. For example, when requested the Employee will promptly and fully respond to inquiries from the Company, VDC and their representatives. To the extent the Employee spends more than six (6) hours during the six (6) months following the Execution Date responding to requests from the Company or VDC, the Company shall pay the Employee a per hour rate of $45 per hour; provided, however, that the Employee shall inform the Company and VDC in writing prior to working more than six (6) hours during the six (6) months following the Execution Date and shall not work in excess of such time unless so instructed by the Company and VDC in writing. To the extent the Employee incurs out-of-pocket expenses (such as postage costs or telephone charges) in assisting the Company or VDC at their request, the Company will mail the Employee a reimbursement check for those expenses within fifteen (15)
calendar days after it receives the Employee's request for payment with satisfactory written substantiation of the claimed expenses.

                  10.6 In addition to the provisions of Section 10.5, if requested by either the Company or VDC, the Employee shall serve as a witness for the Company or VDC and otherwise assist and cooperate with the Company and VDC, in any dispute involving the Company or VDC and any one or more of StarCom Telecom International, LLC, StarCom Telecom, Inc., Robert Caron, American Access, NACT Telecommunications, Inc., World Access, Zions Credit Corporation or the foregoing's subsidiaries, affiliates, divisions, predecessors, successors or assigns. The Company shall reimburse the Employee for any out-of-pocket expenses, preapproved by the Company in writing, incurred by the Employee in complying with the terms of this Section 10.6. Moreover, the Company shall pay the Employee a per diem rate of $360 for each day during which the Employee, at the request of the Company or VDC, spends at least five (5) hours preparing to serve as a witness (including travel associated therewith) or serving as a witness in accordance with the provisions of this Section 10.6.

                  10.7 The Employee shall comply with all federal, state, and local securities laws as they relate to the VDC Entities following the Date of this Agreement. By way of illustration, but not limitation, the Employee shall comply with any applicable trading and reporting requirements.

                  10.8 The Employee shall not interfere with the Company's or VDC's telecommunications or computer networks or otherwise seek to obtain unauthorized benefits or perquisites therefrom.

                  10.9 The Company shall give to the Employee the Fujitsu Lifebook laptop computer (the "Computer") purchased by the Company for use by the Employee during his employment. Upon request by the Company, the Employee shall promptly provide the Company with a copy of all files on the Computer associated with or pertaining to the business of the VDC Entities, including, but not limited to, those containing the names, addresses, and telephone numbers

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of vendors,  business contacts, and other individuals and entities. The Employee acknowledges that, but for the execution of this Agreement, the Employee would not be entitled to keep the Computer.

         11.      Representations and Warranties of Employee.

                  11.1 The Employee knows of no action or failure to act on the part of the Employee which could form the basis for a claim or complaint against the VDC Entities, by any third party, except as disclosed in Schedule 11.1.

                  11.2 The Employee has not during the term of his employment disclosed to third parties, without the knowledge or permission of the Company, Confidential Information about the VDC Entities.

                  11.3 The Employee has not filed or caused to be filed any lawsuit, complaint, or charge with respect to any claim within the scope of this Agreement.

                  11.4 The Employee has not suffered any discrimination on account of his age, sex, race, national origin, marital status, sexual orientation, or any other protected status, and none of these ever has been an adverse factor used against the Employee by any VDC Released Party.

                  11.5 Except for the Computer, the Employee has returned to the Company all discs, contracts, notes, business cards, files, memoranda, documents, records, commercial paper, negotiable instruments, bank records, licenses, employee files, (including copies of the foregoing), of or regarding the VDC Entities, Internet or voice mail passwords or other passwords, credit cards, checks, instruments, keys, equipment, telephones, computer hardware, computer software, computer apparatus, and any other property of any one of the VDC Entities in his possession or that he removed or had removed from the offices of any one of the VDC Entities.

         12. Representations and Warranties of the Company.

                  12.1 The Company has taken, or will in a timely manner take, all corporate action necessary to authorize and effectuate the terms and conditions of this Agreement.

         13. Representations and Warranties of Both Parties. Each Party represents and warrants that:

                  13.1 It has (i) carefully read and understands this Agreement,
(ii) had the assistance of legal counsel of its choosing (and such other professionals and advisors as it has deemed necessary) in the review and execution hereof, (iii) had the meaning and effect of the various terms and provision hereof have been fully explained to it by such counsel, (iv) conducted such investigation, review and analysis as it has deemed necessary to understand the provisions of this Agreement and the transactions contemplated hereby, and
(v) it has executed this Agreement of its own free will.

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                  13.2 In  deciding  to enter  into this  Agreement,  it has not
relied  on  any   statements,   representations,   promises  or  undertaking  or
inducements except as set forth in the Agreement.

                  13.3 It has entered into this Agreement voluntarily and of its own volition without any pressure or influence whatsoever by any individual or entity.

                  13.4 It has not sold, assigned, transferred, conveyed, or otherwise disposed of any of the claims settled by this Agreement.

         14.      Certain Additional Agreements.

                  14.1 The Employee agrees that the Company would be irreparably harmed by any actual or threatened violation of Section 10.1 that involves making negative remarks and the disclosure of the existence, terms, or amount payable under this Agreement, or Section 6 that involves disclosure or use of confidential information or trade secrets or solicitation of employees, and that the Company will be entitled to an injunction prohibiting the Employee from committing any such violation.

                  14.2   Should   the   Employee   attempt  to   challenge   the
enforceability of this Agreement, the Employee agrees that he shall first deliver a cashier's check to the Company for all amounts he received pursuant to this Agreement and shall invite the Company to cancel this Agreement. If the Company accepts, in writing, the Employee's offer to cancel this Agreement, then this Agreement shall be canceled. If it rejects the Employee's offer, the Company shall notify the Employee and retain the funds represented by the cashier's check pending a determination of the enforceability of this Agreement. If the Agreement is determined to be enforceable, the Company will return the funds represented by the cashier's check to the Employee less any amounts the Employee owes the Company. If this Agreement is not enforceable, the Company or its designee shall keep the funds represented by the cashier's check.

         15.      Miscellaneous

                  15.1 All controversies or claims arising out of or relating to this Agreement or the documents referenced herein shall be determined by binding arbitration applying the laws of the State of Connecticut. Any such arbitration shall be conducted in Denver, Colorado before the American Arbitration Association (the "AAA"). Each party to the arbitration shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties thereto unless the award otherwise provides. Nothing in this section will prevent any party to such arbitration from resorting to judicial proceedings if interim injunctive relief under the laws of the State of Connecticut from a court is necessary to prevent serious and irreparable injury to one of the parties and the state courts in Denver, Colorado and the United States District Court in the District of Colorado, in Denver, Colorado shall have exclusive subject matter and in personam jurisdiction over the parties for purposes of obtaining interim injunctive relief.

                  15.2 All notices, requests, instructions, consents and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed received (i) on the same day if delivered in person, by same-day courier or by telegraph, telex or facsimile transmission (provided that telegraph, telex or facsimile notice shall be deemed received on the next business day if received after 5:00 p.m. local time), (ii) on the next day if delivered by overnight mail or courier, or (iii) on the date indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Sundays) if delivered by certified or registered mail, postage prepaid.

                  15.3 This Agreement shall be construed in accordance with the laws of the State of Connecticut without regard to principles of conflict of laws.

                  15.4 This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. The Agreement may not be changed orally but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

                  15.5 No rule of construction requiring interpretation against the drafting party shall apply to the interpretation of this Agreement.

                  15.6 Employee acknowledges that he has been informed that he has the right to consider this Agreement for a period of at least forty-five
(45) calendar days prior to entering this Agreement. He also understands that he has the right to revoke this Agreement for a period of seven (7) calendar days following his execution of the Agreement by giving written notice to the President or Chief Executive Officer of the Company at its principal offices. The Parties understand and agree that any changes to this Agreement, whether material or immaterial, did not restart the running of the forty-five (45) calendar day review period. A condition precedent to the Company being obligated to make the cash payment provided for in Section 1 or providing the option amendment referenced in Section 2.2(b), is that the Employee shall execute and deliver to the Company the Certification attached hereto as Exhibit "A" and incorporated herein by reference.

                  15.7 Whenever the context of this Agreement may require, any pronoun will include the corresponding masculine, feminine and neuter form, and the singular form of nouns and pronouns will include the plural.

                  15.8 This Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall constitute an original, but all of which counterparts taken together shall constitute one and the same instrument.

                  15.9 The captions or headings of the paragraphs or other subdivisions hereof are inserted only as a matter of convenience or for other reference and shall have no effect on the meaning of the provisions hereof.

                  15.10 The invalidity or unenforceability of any term of this Agreement shall not affect the validity or enforceability of this Agreement or any of its other terms; in the event that any court of equity or arbitrator determines that the time period and/or scope of any paragraph or section of this Agreement is unenforceably long or broad, as the case may be, then, and in either such event, neither the enforceability nor the validity of said paragraph or section as a whole shall be affected. Rather, the scope of the section shall be revised by the court or arbitrator as little as possible to make the section enforceable. If the court or arbitrator will not revise said paragraph or section, then this Agreement shall be construed as though the invalid or unenforceable term(s) were not included herein, unless the effect would be to vitiate the Parties' fundamental purposes of entering into this Agreement.

                  15.11 In connection with the execution of this Agreement, the Company has prepared the letter of recommendation attached hereto as Exhibit "B" and incorporated herein by reference. The Employee may use this letter in his discretion. In connection with the execution of this Agreement, the Company has prepared the letter attached hereto as Exhibit "C" and incorporated herein by reference. The Company may use this letter in its discretion.

                  15.12 This Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective heirs, representatives, successors and assigns.

                  15.13 This Agreement shall not be construed as an admission of guilt or wrongdoing by either Party.

                  15.14 Any waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other breach of that provision or of any other provision. The failure of any Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that Party of the right to insist upon strict adherence in the future. Any waiver must be in writing.


--------------------------------------------------------------------------------
TAKE THIS AGREEMENT HOME, READ IT, AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT: IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS. IF YOU WISH, YOU SHOULD TAKE ADVANTAGE OF THE FULL CONSIDERATION PERIOD AFFORDED BY
SECTION     15.6     AND     YOU     SHOULD      CONSULT     YOUR      ATTORNEY.
--------------------------------------------------------------------------------

         IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year first above written.

                                                     COMPANY:

                                                     VDC COMMUNICATIONS, INC.

                                                     By:/s/ Frederick A. Moran
                                                        ------------------------
                                                              Frederick A. Moran
                                                              Chairman and CEO

                                                     EMPLOYEE:

                                                     /s/ Robert E. Warner
                                                     ---------------------------
                                                     Robert E. Warner

                                  SCHEDULE 11.1

NONE.

                                   EXHIBIT "A"

                                  CERTIFICATION
                                  -------------

         I, Robert E. Warner, hereby certify that I have not revoked or attempted to revoke the Settlement, Release and Separation Agreement by and between me and VDC Communications, Inc., dated October 18, 1999 (the "Agreement"), as of October 26, 1999. VDC Communications, Inc. may rely upon this Certification in forwarding to me certain payments provided for in the Agreement.

                                                              ------------------
                                                              Robert E. Warner


                                                              ------------------
                                                              Dated



State of
        ------------------------------
County of
         -----------------------------

         Before me, the undersigned, personally appeared Robert E. Warner, known to me (or satisfactorily proven) to be the person who executed the foregoing Certification and acknowledged that the Certification was true and accurate. In witness whereof, I hereunto set my hand.

                                                              ------------------
                                                              (Notary Public)

                                                              Dated:
                                                                    ------------

                            VDC COMMUNICATIONS, INC.
                               75 HOLLY HILL LANE
                          GREENWICH, CONNECTICUT 06830


TEL:   203-869-5100                                           FREDERICK A. MORAN
FAX:   203-552-0908                                           CHAIRMAN & CEO
HTTP://www.vdccorp.com


                                   EXHIBIT "B"


                                October 18, 1999



To Whom It May Concern:

         This letter will confirm that Robert E. Warner was an employee of VDC Communications, Inc. ("VDC") from March 15, 1998 to October 11, 1999. During his time as an employee of VDC, Mr. Warner initially served as Senior Account Executive and was later promoted to Vice President, Sales and Marketing. During his time at VDC, Mr. Warner's salary was initially $60,000 per annum and was later increased to $72,500 per annum.

         During Mr. Warner's employment at VDC, he demonstrated a commitment to VDC's success, a take-charge attitude and was professionally cooperative. Mr. Warner consistently worked a long workday on VDC's behalf. He was always a team player and remained fully dedicated to VDC's success. It has been a pleasure to work with him at VDC. I recommend Mr. Warner highly as an excellent employee and responsible, competent business executive.

                                                              Very truly yours,

                                                              Frederick A. Moran
                                                              Chairman & CEO
FAM/lg

                            VDC COMMUNICATIONS, INC.
                               75 HOLLY HILL LANE
                          GREENWICH, CONNECTICUT 06830


TEL:   203-869-5100                                           FREDERICK A. MORAN
FAX:   203-552-0908                                           CHAIRMAN & CEO
HTTP://www.vdccorp.com


                                   EXHIBIT "C"



To [Addressee]

         RE:      ROBERT E. WARNER

Dear Addressee:

         This letter shall serve as notice that Robert E. Warner has resigned from all positions he held with VDC Communications, Inc. and VDC Telecommunications, Inc. in order to pursue other interests. As such, Mr. Warner no longer has authority to act on behalf of any such entities. Please direct inquiries regarding this matter to me at the telephone number and address above.

                                                              Very truly yours,



                                                              Frederick A. Moran
                                                              Chairman & CEO
FAM/lg

State of Connecticut

County of Fairfield

Before me, the undersigned, personally appeared Frederick A. Moran, known to me (or satisfactorily proven) to be the person who executed the within document on behalf of the entity whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained. In witness whereof, I hereunto set my hand.

                                                       /s/ Jeanne Bauge O'Malley
                                                       -------------------------
                                                       (Notary Public)

                                                       Dated:   10/20/99
                                                             -------------------

State of Colorado

County of Arapahoe

Before me, the undersigned, personally appeared Robert E. Warner, known to me (or satisfactorily proven) to be the person who executed the within document and acknowledged that he executed the same for the purposes therein contained. In witness whereof, I hereunto set my hand.

                                                        /s/ Sinath K.R. Thompson
                                                        ------------------------
                                                        (Notary Public)

                                                        Dated:  10/18/99
                                                              ------------------